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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Lakes Entertainment, Inc. on Form S-8 of our report dated March 24, 2004 appearing in the Annual Report on Form 10-K of Lakes Entertainment, Inc. for the year ended December 28, 2003.

/s/DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 18, 2004